Exhibit 15




May 31, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

     We are aware that our report dated April 14, 2000 on our review of interim financial information of Ford Motor Company (the "Company") as of and for the period ended March 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated June 5, 2000.


Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan